                                                                   EXHIBIT 99.3

                          Independent Auditors' Report


Board of Directors
Apartment Investment and Management Company

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II (the "Communities"), as described in Note 1 for the year ended December 31, 1997. This Combined Historical Summary is the responsibility of the Communities' management. Our responsibility is to express an opinion on this Combined Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The Combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of AIMCO Properties, L.P., as described in Note 1 and is not intended to be a complete presentation of the income and expenses of the Communities.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Realty Investment Apartment Communities II, as described in
Note 1, for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                         /s/ BEERS & CULTER PLLC







January 28, 1998, except for Note 1, as to which the date is July 24, 1998


Washington, D.C.

                   Realty Investment Apartment Communities II

                         Combined Historical Summary of
                   Gross Income and Direct Operating Expenses

                                                                                 NINE MONTHS
                                                               YEAR ENDED           ENDED
                                                               DECEMBER 31,     SEPTEMBER 30,
                                                                  1997              1998
                                                             ---------------    -------------
                                                                                (unaudited)
GROSS INCOME

   Net rental income                                         $    10,585,834   $
   Service and other income                                          425,795
                                                             ---------------   ---------------
   Total gross income                                             11,011,629

DIRECT OPERATING EXPENSES
   Furnished apartment expense                                        74,899
   Marketing                                                         140,666
   Management fees                                                   602,208
   Administrative expenses                                           195,260
   Utilities                                                       1,340,891
   Maintenance and repairs                                           857,966
   Taxes and insurance                                               869,742
   Personnel costs                                                 1,443,381
                                                             ---------------   ---------------
   Total direct operating expenses                                 5,525,013
                                                             ---------------   ---------------

Excess of gross income over direct operating expenses        $     5,486,616   $
                                                             ===============   ===============


See accompanying notes.

                   Realty Investment Apartment Communities II

              Notes to Combined Historical Summary of Gross Income
                         and Direct Operating Expenses

                        Year Ended December 31, 1997 and
                Nine Months Ended September 30, 1998 (unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

The Realty Investment Apartment Communities II (the "Communities") include two separate residential apartment communities located in Maryland and Indiana. The Communities, which are under common management and control, have been summarized as follows:

               COMMUNITY                   LOCATION            NUMBER OF UNITS
               ---------                   --------            ---------------

         Seven Springs Village          College Park, MD              983
         The Bluffs                     Lafayette, IN                 181
                                                                    -----

         Total                                                      1,164
                                                                    =====

On July 24, 1998, AIMCO Properties, L.P., a majority-owned subsidiary of Apartment Investment and Management Company, a publicly traded real estate investment trust, entered into acquisition and contribution agreements to acquire the partnership interests of the partnerships owning the Communities. The transaction is expected to close in December 1998.

The accompanying Combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of AIMCO Properties, L.P.

The Combined Historical Summary is not intended to be a complete presentation of income and expenses of the Communities, as certain costs such as depreciation, amortization, interest, and other debt service costs have been excluded. These costs are not considered to be direct operating expenses.

                   Realty Investment Apartment Communities II

              Notes to Combined Historical Summary of Gross Income
                   and Direct Operating Expenses (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts included in the Combined Historical Summary and accompanying notes thereto. Actual results could differ from those estimates.

REVENUE RECOGNITION

Rental income for occupied units is recorded as earned based on the amount reflected in the lease.

INTERIM UNAUDITED FINANCIAL INFORMATION

The accompanying interim unaudited Combined Historical Summary has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and was prepared on the same basis as the Combined Historical Summary for the year ended December 31, 1997. In the opinion of management of the Communities, all material adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for this interim period have been made. The excess of gross income over direct operating expenses for such interim period is not necessarily indicative of the excess of gross income over direct operating expenses for the full year.

3. TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES

Realty Investment Company, Inc., an affiliate of the Communities, receives management fees relating to the Communities. The management fee ranges from 5.25% to 7.40% of gross receipts, as defined in the management agreement.